Exhibit 23.3

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 18, 2000 included in Anchor Financial Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

Charlotte, North Carolina
March 15, 2000

                                          /s/ ARTHUR ANDERSEN LLP